Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2021, relating to the financial statements of Shapeways, Inc appearing in Registration Statement No. 333-260387 on Form S-1 of Shapeways, Inc.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

December 9, 2021